Exhibit (11)

Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.383.0100 F: +1 202.637.3593

December 10, 2025

Wedbush Laffer Tengler New Era Value ETF (the “Acquiring Fund”),

a series of Wedbush Series Trust (the “Trust”)

225 S Lake Ave.

Pasadena, CA 91101

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing of Trust’s Registration Statement on Form N-14 (“Registration Statement”) for the purpose of registering shares of the Trust under the Securities Act of 1933, as amended (the “1933 Act”), in connection with the proposed acquisition by the Acquiring Fund of all of the assets of the LAFFER|TENGLER Equity Income ETF, a series of ETF Opportunities Trust (the “Acquired Fund”), in exchange solely for shares of the Acquiring Fund and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund pursuant to an Agreement and Plan of Reorganization, the form of which is included in the Registration Statement (the “Plan”).

As counsel to the Acquiring Fund, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence and good standing of the Trust;

b)	A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust and all amendments thereto, as filed with the Secretary of State (the “Certificate of Trust”);

c)	Copies of the Trust’s Agreement and Declaration of Trust dated November 13, 2024 (the “Declaration”), the Trust’s Bylaws, dated November 13, 2024 (the “Bylaws”), and resolutions approved by the Board authorizing the Reorganization and the issuance of the Shares (the “Resolutions”), each certified by an authorized officer of the Trust;

d)	A printer’s proof of the Registration Statement; and

e)	A copy of the form of Agreement and Plan of Reorganization to be entered into by the Trust on behalf of the Acquiring Fund (the “Agreement”).

In rendering the opinions expressed below, we have assumed, without any independent investigation or verification (a) the genuineness of all signatures on documents submitted to us for examination, (b) the legal capacity of natural persons, (c) the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents and (d) that all certificates issued by public officials have been properly issued and that such certificates remain accurate on the date of this letter.

This opinion letter is limited to Chapter 38 of Title 12 of the Delaware Code Annotated, as amended, entitled “Treatment of Delaware Statutory Trusts” (the “Delaware Statutory Trust Act”). We express no opinion with respect to any other laws of the State of Delaware or the laws of any other jurisdiction.

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December 10, 2025 Page 2

Based upon and subject to the foregoing, we are of the opinion that after the Registration Statement is effective under the Securities Act, upon the issuance and delivery of the Shares against payment therefor as described in the Registration Statement, such Shares will be legally issued, fully paid and non-assessable.

This opinion letter is limited to the matters expressly set forth herein, and no opinion may be inferred beyond those expressly stated. Our opinions expressed herein are as of the date hereof, and we have no obligation to update this letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Shares currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion letter with and as part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Respectfully submitted,

/s/ Eversheds Sutherland (US) LLP
Eversheds Sutherland (US) LLP

EDS